[Letterhead of Cadwalader, Wickersham & Taft]


                                                 November 5, 1998


The Bear Stearns Companies Inc.
245 Park Avenue
New York, NY 10167

Ladies and Gentlemen:

     We have acted as special counsel for The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on the date hereof and to which this opinion letter is an exhibit. The Registration Statement relates to an indeterminate aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company, an indeterminate aggregate liquidation amount of Preferred Securities (the "Preferred Securities") of Bear Stearns Capital Trust II, Bear Stearns Capital Trust III, Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V, each a Delaware business trust (collectively, the "Trusts"), the guarantees by the Company (the "Guarantees") of the Preferred Securities and an indeterminate number of shares of the Company's Preferred Stock, par value $1.00 per share (the "Preferred Stock"), as may be issued from time to time, collectively with an aggregate offering price of $750,000,000. The Debentures and the Preferred Stock will be, and the Guarantees will relate to Preferred Securities that will be, issued in one or more series, the terms of which shall be fixed prior to issuance by the Company and the applicable Trust.

     In rendering the opinions expressed below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus constituting a part thereof, (b) the form of indenture (the "Indenture"), to be entered into between the Company and The Chase Manhattan Bank, as trustee, and the form of supplemental indenture under which each issue of Debentures will be made filed as exhibits to the Registration Statement, (c) the form of Preferred Securities Guarantee Agreement under which the Guarantees will be made filed as an exhibit to the Registration Statement and (d) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate. In addition, we have assumed that the Debentures and the

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The Bear Stearns Companies Inc.        -2-                      November 5, 1998


Guarantees will be executed and delivered in substantially the form in which they are filed as exhibits to the Registration Statement.

     We are members of the Bar of the State of New York, and in rendering the opinions below, we do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the substantive laws of the State of New York, the General Corporation Law of the State of Delaware and, where expressly referred to below, the substantive federal laws of the United States of America (in each case without regard to conflicts of law principles).

     Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

     1. The Debentures and the Guarantees will be legally and validly issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (b) the Debentures shall have been duly executed, authenticated and delivered, and the Guarantees shall have been duly executed and delivered, as contemplated in the Prospectus and applicable Prospectus Supplement.

     2. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

     3. The shares of Preferred Stock will be validly issued, fully paid and non-assessable when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (b) the Preferred Stock shall have been issued, paid for and delivered as contemplated in the Prospectus and applicable Prospectus Supplement; provided that the issuance of shares of Preferred Stock is duly authorized by the Company's Board of Directors and that the number of shares of Preferred Stock issued at no time exceeds the maximum number of shares of Preferred Stock authorized to be issued by the Company's Certificate of Incorporation.

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The Bear Stearns Companies Inc.        -3-                      November 5, 1998


     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,


                                       /s/ Cadwalader, Wickersham & Taft